As filed with the Securities and Exchange Commission on March 9, 2026

Registration Statement No. 333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROWN-FORMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	61-0143150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

850 Dixie Highway

Louisville, Kentucky 40210

(502) 585-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael E. Carr, Jr.

Executive Vice President, General Counsel and Corporate Secretary

850 Dixie Highway

Louisville, Kentucky 40210

(502) 585-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lawton B. Way

McGuireWoods LLP

Gateway Plaza

800 East Canal Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

BROWN-FORMAN CORPORATION

Prospectus

Debt Securities

We may, from time to time, offer and sell debt securities in one or more offerings. We will provide the specific terms of the debt securities in supplements to this prospectus. We may offer and sell the debt securities to or through one or more underwriters, dealers, and agents or directly to purchasers (or through a combination of these methods) on a continuous or delayed basis. The names of any such underwriters, dealers, agents, or purchasers and any applicable discounts and commissions will be set forth in the applicable prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

Investing in our debt securities involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 9, 2026.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (referred to herein as the “SEC” or the “Commission”), using a “shelf” registration process. Under the shelf registration process, we may sell from time to time debt securities in one or more offerings. Each time we sell debt securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.”

We have not authorized anyone to provide you with different or additional information other than that contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement and is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information in this prospectus, any prospectus supplement, or any other offering materials is accurate as of any date other than the date on the front of each document.

In this prospectus and any prospectus supplement, references to “our company,” “the Company,” “we,” “us,” and “our” mean Brown-Forman Corporation and its consolidated subsidiaries, unless otherwise expressly stated or required by the context.

Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus or any prospectus supplement may contain statements, estimates and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “ambition,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words indicate forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control). Some of these risks are described more fully in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, which is expressly incorporated by reference into this prospectus, and those risks described elsewhere in documents filed with the SEC and incorporated by reference in this prospectus and any accompanying prospectus supplement. These factors could cause our actual results to differ materially from those expressed in or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	Our substantial dependence upon the continued growth of the Jack Daniel’s family of brands

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Substantial competition from new entrants, consolidations by competitors and retailers, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•	Disruption of our distribution network or inventory fluctuations in our products by distributors, wholesalers, or retailers

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Risks from changes to the trade policies, tariffs and import and export regulations of the U.S. or foreign governments and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and/or distributors

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Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; further legalization of cannabis, hemp-derived products or other similar products; bar, restaurant, travel, or other on-premise declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation

•	Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs

•	Production facility, aging warehouse, or supply chain disruption

•	Imprecision in supply/demand forecasting

•	Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, or labor

•	Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value

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Unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations

•	Impact of health epidemics and pandemics, and the risk of the resulting negative economic impacts and related governmental actions

•	Product recalls or other product liability claims, product tampering, contamination, or quality issues

•	Negative publicity related to our company, products, brands, marketing, executive leadership, employees, Board of Directors, family stockholders, operations, business performance, or prospects

•	Failure to attract or retain key executive or employee talent

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Risks associated with being a U.S.-based company with a global business, including commercial, political, and financial risks; local labor policies and conditions; compliance with local trade practices and other regulations; terrorism, kidnapping, extortion, or other types of violence; and health pandemics

•	Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations

•	Fluctuations in foreign currency exchange rates, particularly due to a stronger U.S. dollar

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Changes in laws, regulatory measures, or governmental policies, especially those affecting production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products

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Tax rate changes (including excise, corporate, sales or value-added taxes, property taxes, payroll taxes, import and export duties, and tariffs) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur

•	Decline in the social acceptability of beverage alcohol in significant markets

•	Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products

•	Counterfeiting and inadequate protection of our intellectual property rights

•	Significant legal disputes and proceedings, or government investigations

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Cyber breach or failure or corruption of our key information technology systems or those of our suppliers, customers, or direct and indirect business partners, or failure to comply with personal data protection laws

•	Our status as a family “controlled company” under New York Stock Exchange rules, and our dual class share structure

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov and our corporate website at http://www.brown-forman.com. Information on the SEC’s website and our corporate website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement, except as otherwise specifically set forth in “Incorporation of Information by Reference.” You may also obtain copies of this information and the documents incorporated by reference in this prospectus at no charge by writing or telephoning us at the following address or telephone number: Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210 USA, Attention: Investor Relations, telephone number (502) 585-1100.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You may review a copy of the registration statement on Form S-3 and the documents incorporated by reference therein on the SEC’s website and our corporate website listed above.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede the corresponding information contained in this prospectus or in documents filed earlier with the SEC.

We incorporate by reference into this prospectus the following documents that we have previously filed with the SEC (other than, in each case, documents or portions thereof or information included in such documents deemed to have been furnished and not filed in accordance with SEC rules) all of which are filed under SEC File No. 001-00123:

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Our Annual Report on Form 10-K for the fiscal year ended April  30, 2025 (which incorporates by reference certain portions of our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders filed with the SEC on June 20, 2025);

•	Our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2025, October 31, 2025 and January 31, 2026; and

•	Our Current Reports on Form 8-K filed with the SEC on July 24, 2025 (Item 5.07), August 25, 2025 (Item 5.02), October 2, 2025 (Item 8.01) and October 31, 2025.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of any offering pursuant to this prospectus. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 (and any related Item 9.01) of any Current Report on Form 8-K that we may from time to time furnish to the SEC be incorporated by reference into, or otherwise included in, this prospectus.

Each document referred to above is available on the SEC’s website at http://www.sec.gov and on our corporate website at http://www.brown-forman.com. Information on the SEC’s website and our corporate website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement, except as otherwise specifically set forth above in this section. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address or telephone number:

Brown-Forman Corporation

850 Dixie Highway

Louisville, Kentucky 40210

(502) 585-1100

Attention: Investor Relations

Prospectus Supplement

The prospectus supplement for each offering of debt securities will contain the specific information and terms for that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to read both this prospectus and the prospectus supplement together with additional information described under the heading “Incorporation of Information by Reference” in making your investment decision.

Our Company

Brown-Forman Corporation is a global leader in the spirits industry, responsibly building exceptional beverage alcohol brands for more than 155 years. Headquartered in Louisville, Kentucky, we are guided by our founding promise, “Nothing Better in the Market.” Our premium portfolio includes Jack Daniel’s Family of Brands, Woodford Reserve, Old Forester, New Mix, el Jimador, Herradura, The Glendronach, Glenglassaugh, Benriach, Diplomático Rum, Gin Mare, Fords Gin, Chambord, and Slane. With approximately 5,000 employees worldwide, we proudly share our passion for fine-quality spirits in more than 170 countries.

Brown-Forman Corporation was incorporated under the laws of the State of Delaware in 1933, successor to a business founded in 1870 as a partnership and later incorporated under the laws of the Commonwealth of Kentucky in 1901. Our principal executive offices are located at 850 Dixie Highway, Louisville, Kentucky 40210. Our telephone number is (502) 585-1100.

Risk Factors

Before you invest in our debt securities, you should carefully consider the risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of the risks discussed in the foregoing documents actually occur, our business, financial condition, results of operations or cash flow could be materially adversely affected. Additional risks not currently known to us, or that we currently deem to be immaterial, could also materially and adversely affect our business, financial conditions, results of operations, or cash flow.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the debt securities for general corporate purposes, including funding working capital, capital expenditures, acquisitions of or investments in businesses or assets, redemption and repayment of short-term or long-term borrowings, and purchases of our capital stock.

Description of Debt Securities

This prospectus describes certain terms and provisions of the debt securities. The debt securities will be issued under an indenture (the “base indenture”) between us and U.S. Bank National Association, as trustee dated as of April 2, 2007, as supplemented by the first supplemental indenture dated as of December 13, 2010, and the second supplemental indenture dated as of June 24, 2015 (collectively with the base indenture, the “indenture”). When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. In this section entitled “Description of Debt Securities,” references to “we,” “us,” “our,” and Brown-Forman, include Brown-Forman Corporation only and not any of its subsidiaries.

We have summarized certain material terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	classification as senior or subordinated debt securities;

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation and aggregate principal amount;

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

•	the place where we will pay principal and interest;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any material U.S. federal income tax consequences;

•	the dates on which premium, if any, will be paid and whether and under what circumstances additional amounts on such debt securities shall be payable;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	the appointment of any trustees, depositaries, paying agents, transfer agents, exchange agents, conversion agents, registrars or other agents;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants or any modifications to the events of default or covenants set forth in the indenture.

Senior Debt

Senior debt securities will rank equally and ratably with all of our other unsecured and unsubordinated debt from time to time outstanding.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all of our “senior indebtedness” from time to time outstanding. The indenture defines “senior indebtedness” as obligations or indebtedness of, or guaranteed or assumed by, Brown-Forman, whether or not represented by bonds, debentures, notes or similar instruments, for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such obligations or indebtedness. “Senior indebtedness” does not include any indebtedness or other obligations specifically designated as not being senior indebtedness.

In general, upon the occurrence of certain events, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities. These events include:

•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;

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a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

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the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to section 5.02 of the indenture. This declaration must not have been rescinded and annulled as provided in the indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants

Limitation on Liens

The indenture provides that, unless otherwise specified in the terms of debt securities of any series, if we or any of our Subsidiaries (as defined below) directly or indirectly incurs, issues, assumes or guarantees any Indebtedness (as defined below) secured by a Mortgage (as defined below) on Principal Property (as defined below) of ours or of any Subsidiary or on any shares of capital stock or Indebtedness (owed to us or any other Subsidiary) of any Subsidiary that owns Principal Property, we will secure, or cause such Subsidiary to secure, all outstanding debt securities governed by the indenture equally and ratably with such secured Indebtedness, unless after giving effect thereto the aggregate amount of all such secured Indebtedness, together with all

Attributable Debt (as defined below) of ours and of our Subsidiaries in respect of sale and lease-back transactions involving Principal Properties (other than certain sale and lease-back transactions that are permitted under “Limitation on Sale and Leaseback Transactions”) would constitute 15% or less of our and our consolidated Subsidiaries’ Consolidated Net Assets (as defined below) upon such incurrence, issuance, assumption or guarantee. This restriction will not apply in the case of:

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Mortgages affecting property of any person existing at the time such person becomes a Subsidiary or at the time it is acquired by us or a Subsidiary or arising thereafter under contractual commitments entered into prior to and not in contemplation of such person’s becoming a Subsidiary or being acquired by us or a Subsidiary;

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Mortgages existing at the time of acquisition of the property affected by such Mortgage, or Mortgages incurred to secure payment of all or part of the purchase price of such property or to secure Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or part of the purchase price of such property (provided such Mortgages are limited to such property and improvements to such property);

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Mortgages placed into effect prior to, at the time of, or within 180 days of completion of construction of new facilities (or any improvements to existing facilities) to secure all or part of the cost of construction or improvement of such facilities, or to secure Indebtedness incurred to provide funds for any such purpose (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and improvements the cost of construction of which is being so financed);

•	Pledges or deposits in the ordinary course of business and in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

•	Mortgages imposed by law, such as carriers’, warehousemen’s and mechanics’ and materialmen’s liens, arising in the ordinary course of business;

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Mortgages for taxes or assessments or governmental charges or levies, so long as such taxes or assessments or governmental charges or levies are not due and payable, or the same can be paid thereafter without penalty, or the same are being contested in good faith;

•	minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

•	Mortgages in respect of judgments that do not result in an event of default under the indenture;

•	Mortgages which secure only debt owing by a Subsidiary to us or to a Subsidiary of ours;

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Mortgages required by any contract or statute in order to permit us or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America or any state, or any department, agency, instrumentality or political subdivision of any of the foregoing or the District of Columbia, and Mortgages on property owned or leased by us or a Subsidiary (a) to secure any Indebtedness incurred for the purpose of financing (including any industrial development bond financing) all or any part of the purchase price or the cost of constructing, expanding or improving the property subject thereto (provided such Mortgages are limited to the property or portion thereof upon which the construction being so financed occurred and the improvements the cost of construction of which is being so financed), or (b) needed to permit the construction, improvement, attachment or removal of any equipment designed primarily for the purpose of air or water pollution control, provided that such Mortgages shall not extend to other property or assets of us or any Subsidiary;

•	landlords’ liens on property held under lease;

•	Mortgages, if any, in existence on April 2, 2007; and

•	certain extensions, renewals, replacements or refundings of Mortgages referred to in the foregoing clauses.

Limitation on Sale and Lease-back Transactions

The indenture provides that, unless otherwise specified in the terms of debt securities of any series, neither we nor any of our Subsidiaries may enter into any sale and lease-back transaction involving Principal Property acquired or placed into service more than 180 days prior to such transaction, whereby such property has been or is to be sold or transferred by us or any Subsidiary, unless:

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we or such Subsidiary would at the time of entering into such transaction be entitled to create Indebtedness secured by a Mortgage on such property as described in “— Limitation on Liens” above in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities; or

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we apply to the retirement or prepayment (other than any mandatory retirement or prepayment) of our Funded Debt (as defined below), or to the acquisition, development or improvement of Principal Property, an amount equal to the net proceeds from the sale of the Principal Property so leased within 180 days of the effective date of any such sale and lease-back transaction, provided that the amount to be applied to the retirement or prepayment of our Funded Debt shall be reduced by the principal amount of any debt securities delivered by us to the trustee within 180 days after such sale and lease-back transaction for retirement and cancellation.

This restriction will not apply to any sale and lease-back transaction (i) involving the taking back of a lease for a period of three years or less; (ii) involving industrial development or pollution control financing; or (iii) between us and a Subsidiary or between Subsidiaries.

Merger, Consolidation or Sale of Assets

The indenture prohibits us from merging into or consolidating with any other corporation or selling, leasing or conveying or transferring all or substantially all of our property and assets and the properties and assets of our Subsidiaries, taken as a whole, to any person, unless:

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either we are the continuing corporation or the successor corporation or the person which acquires by sale, lease or conveyance all or substantially all of our or our Subsidiaries’ assets is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the debt securities and the due and punctual performance and observance of every covenant and condition of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

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immediately after giving effect to such transaction, no Event of Default described under the caption “Events of Default and Remedies” or event which, after notice or lapse of time or both would become an Event of Default, has happened and is continuing; and

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we have delivered to the trustee an opinion of counsel stating that such transaction and such supplemental indenture comply with the indenture provisions and that we have complied with all conditions precedent in the indenture relating to such transaction.

Upon any consolidation or merger with or into any other person or any sale, conveyance, lease, or other transfer of all or substantially all of our or our Subsidiaries’ assets to any person, the successor corporation shall succeed to, and be substituted for, us under the indenture and each series of outstanding debt securities, and we shall be relieved of all obligations and covenants under the indenture and each series of outstanding debt securities to the extent we were the predecessor person.

Certain Definitions

“Attributable Debt” means, with respect to any sale and lease-back transaction, as of any particular time, the present value discounted at the rate of interest implicit in the terms of the lease (as determined in good faith by us) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at our option, be extended).

“Consolidated Net Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting all current liabilities (excluding any portion of current liabilities constituting Funded Debt by reason of being renewable or extendable), all as set forth on the balance sheet for the most-recently ended fiscal quarter of the person for which such determination is being made and computed in accordance with generally accepted accounting principles.

“corporation” means a corporation, association, company, joint-stock company, limited liability company or business trust.

“Funded Debt” means all Indebtedness for money borrowed classified as long-term debt on the audited balance sheet for the most-recently ended fiscal period (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made.

“Indebtedness” means:

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any liability of any person for borrowed money, or evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations but excluding Trade Payables), or for the payment of money relating to a lease that is required to be classified as a capitalized lease obligation in accordance with generally accepted accounting principles;

•	any of the foregoing liabilities of another that a person has guaranteed, that is recourse to such person, or that is otherwise its legal liability;

•	mandatorily redeemable preferred or preference stock of one of our Subsidiaries held by anyone other than us or one of our Subsidiaries; and

•	any amendment, supplement, modification, deferral, renewal, extension, or refunding of any liability of the types referred to in the foregoing clauses.

“Mortgage” means, with respect to an asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Principal Property” means all real property, fixtures, machinery and equipment located within the United States directly engaged in our or our Subsidiaries’ manufacturing activities, including manufacturing and processing facilities, except any such real property, fixtures, machinery and equipment which our board of directors determines is not material to our business and our Subsidiaries’ business taken as a whole.

“Significant Subsidiary” means each Subsidiary which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X, as amended or modified and in effect from time to time.

“Subsidiary” means any corporation, partnership or other entity of which at the time of determination we own or control directly or indirectly more than 50% of the shares of voting stock or equivalent interests.

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials, finished products, inventory or services.

Events of Default and Remedies

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, if any, on the debt securities when due;

(3) default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

(4) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 60 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(5) we default in the payment of any scheduled principal of or interest on any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities), aggregating more than $50 million in principal amount, when due and payable after giving effect to any applicable grace period;

(6) we default in the performance of any other term or provision of any of our Indebtedness or any Indebtedness of any of our Subsidiaries (other than the debt securities) in excess of $50 million principal amount that results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of any series, a written notice specifying such default or defaults;

(7) one or more judgments, decrees, or orders is entered against us or any Significant Subsidiary by a court from which no appeal may be or is taken for the payment of money, either individually or in the aggregate, in excess of $50 million, and the continuance of such judgment, decree, or order remains unsatisfied and in effect for any period of 45 consecutive days after the amount of the judgment, decree or order is due without a stay of execution;

(8) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and

(9) any other Events of Default set forth in a prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (8) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 51% in principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (8) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 51% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing Event of Default in writing and made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent man would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

The indenture requires that we must deliver to the trustee within 120 days after the end of each fiscal year an officers’ certificate stating whether such officers have knowledge of any default under the indenture and, if so, specifying such default and the nature thereof.

Modification and Waiver

The indenture may be amended or modified without the consent of any holder of debt securities in order to:

•	evidence a successor to the trustee;

•	cure ambiguities, defects or inconsistencies;

•

provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “— Merger, Consolidation or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	add guarantors or co-obligors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	add additional Events of Default with respect to the debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect in any material respect the interests of any holder.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the maturity date or payment date of any premium or interest payable on any debt security;

•	reduce the principal amount of, or any amount of interest or premium payable on, any debt security;

•	alter or waive the redemption or repayment provisions of any series of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take certain actions;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•

a combination of money and U.S. government obligations (or equivalent government obligations, as applicable) in an amount, in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law or a ruling published by the Internal Revenue Service, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same U.S. federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration;

•	if the debt securities are to be redeemed prior to their maturity (other than from mandatory sinking fund or analogous payments), notice of such redemption shall have been duly given; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Concerning our Relationship with the Trustee

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) is the trustee under the indenture. U.S. Bank Trust Company, National Association or its affiliates make loans to and perform certain other services for us and certain of our affiliates. Among other services, U.S. Bank Trust Company, National Association or its affiliates provide us and our affiliates with investment banking, commercial banking and cash management services, financial advisory services, corporate trust services, foreign exchange services and investment custody account services, and an affiliate of U.S. Bank Trust Company, National Association serves as administrative agent for our credit facility.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our Subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

Legal Matters

Certain legal matters relating to the debt securities will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. Legal counsel to any underwriters, dealers or agents may pass upon legal matters for such underwriters, dealers or agents.

Experts

The consolidated financial statements and financial statement schedule of Brown-Forman Corporation and Subsidiaries appearing in Brown-Forman Corporation’s Annual Report (Form 10-K) for the year ended April 30, 2025, and the effectiveness of Brown-Forman Corporation and Subsidiaries’ internal control over financial reporting as of April 30, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Part II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemized estimate of fees and expenses payable by us in connection with the issuance and distribution of the debt securities being registered hereunder, other than underwriting discounts and commissions.

SEC registration fee	$	*
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and engraving expenses		(1)
Trustee’s fees and expenses		(1)
Rating agency fees		(1)
Miscellaneous fees and expenses		(1)
Total		$(1)

*	Deferred in accordance with Rule 456(b) of the Securities Act and calculated in connection with the offering of securities pursuant to Rule 457(r) of the Securities Act.
(1)	The applicable prospectus supplement will set forth the estimated aggregate amount of fees and expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Sections 145(a) and (b) of the Delaware General Corporation Law (the “DGCL”) provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful), provided that in the event of any action or suit by or in the right of the corporation to procure a judgment in its favor, the corporation may indemnify against expenses, including attorneys’ fees, actually and reasonably incurred by such person and except that no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

As permitted by Section 102(b)(7) of the DGCL, Brown-Forman’s Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to Brown-Forman or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director’s duty of loyalty to Brown-Forman or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, Brown-Forman’s By-laws permit its board of directors to adopt a resolution providing for the indemnification of its officers and directors to the extent authorized by law.

A directors’ and officers’ insurance policy insures Brown-Forman’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Item 16.	Exhibits

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Indenture dated as of April 2, 2007, between Brown-Forman Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Brown-Forman Corporation’s Current Report on Form 8-K filed on April 3, 2007) (File No. 002-26821).

4.2	First Supplemental Indenture dated as of December 13, 2010, between Brown-Forman Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of Brown-Forman Corporation’s Registration Statement on Form S-3 filed on December 13, 2010) (File No. 333-171126).

4.3	Second Supplemental Indenture dated as of June 24, 2015, between Brown-Forman Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 of Brown-Forman Corporation’s Registration Statement on Form S-3 filed on June 24, 2015) (File No. 333-205183).

4.4*	Form of Note.

5.1**	Opinion of McGuireWoods LLP.

23.1**	Consent of McGuireWoods LLP (included in Exhibit 5.1).

23.2**	Consent of Ernst & Young LLP.

24.1**	Powers of Attorney (set forth on the signature pages to this registration statement).

25.1**	Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1.

107**	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
**	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Signatures

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on this 9th day of March, 2026.

BROWN-FORMAN CORPORATION

By	/s/ Lawson E. Whiting
Lawson E. Whiting
President and Chief Executive Officer

Power of Attorney

Know all persons by these presents, each person whose signature appears below hereby constitutes and appoints Michael E. Carr, Jr. and Angela S. Enyard and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Lawson E. Whiting Lawson E. Whiting	Director, President and Chief Executive Officer (Principal Executive Officer)	March 9, 2026

/s/ Leanne D. Cunningham Leanne D. Cunningham	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	March 9, 2026

/s/ Angela S. Enyard Angela S. Enyard	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	March 9, 2026

/s/ Marshall B. Farrer Marshall B. Farrer	Director, Chairman of the Board	March 9, 2026

/s/ Campbell P. Brown Campbell P. Brown	Director	March 9, 2026

/s/ Elizabeth M. Brown Elizabeth M. Brown	Director	March 9, 2026

/s/ Mark A. Clouse Mark A. Clouse	Director	March 9, 2026

Signature	Title	Date

/s/ W. Austin Musselman Jr. W. Austin Musselman Jr.	Director	March 9, 2026

/s/ Michael J. Roney Michael J. Roney	Director	March 9, 2026

/s/ Jan E. Singer Jan E. Singer	Director	March 9, 2026

/s/ Tracy L. Skeans Tracy L. Skeans	Director	March 9, 2026

/s/ Elizabeth A. Smith Elizabeth A. Smith	Director	March 9, 2026

/s/ Michael A. Todman Michael A. Todman	Director	March 9, 2026